UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 9, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events.

Inter-Company Advances

IA Global, Inc. (the “Company”) advanced 40,000,000 Yen on May 26, 2006 and 100,000,000 Yen on June 5, 2006 to Global Hotline, Inc., a wholly owned subsidiary of the Company. The total amount is approximately $1,261,000 at current exchange rates. The advances will be used to expand the Global Hotline business for the four contracts for sales of insurance, telecommunication and internet products recently disclosed in Form 8-K filings.

Annual Meeting of Stockholders

On June 9, 2006, the Company held its 2006 Annual Meeting of Stockholders. Of the 108,165,157 shares of common stock outstanding as of record date of May 5, 2006, 102,890,389 shares, or 95.1 percent of the Company’s common stock, were present or represented by proxy at the meeting, constituting a quorum. The results of the matters submitted to the stockholders were as follows:

Elect four directors to the Company’s board of directors, each to serve for a term of one year or until a successor has been elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes

Raymond J. Christinson	102,669,630	220,759	N/A
Eric La Cara	102,669,630	220,759	N/A
Mark E. Scott	102,669,630	220,759	N/A
Dr. Jun Kumamoto	102,851,540	38,849	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 13, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer